UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 24, 2013, the Company held a Special Meeting of Shareholders at which: (i) the share issuance proposal to approve the issuance of shares of Company common stock in the merger of GPC Holdings, Inc. with and into A&B II, LLC, a wholly owned subsidiary of the Company, was approved, and (ii) the adjournment proposal was approved. A quorum of 82.9% of shares outstanding was obtained at the Special Meeting, and 98.7% of the votes cast were voted in favor of the Share Issuance Proposal. The number of votes for or against, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the Special Meeting of Shareholders, were as follows:

(i) Share Issuance Proposal	For	Against	Abstain	Broker Non-Votes
	35,260,350	383,243	81,651	—

(ii) Adjournment Proposal	For	Against	Abstain	Broker Non-Votes
	32,631,486	2,908,189	185,568	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller

Dated:    September 25, 2013